Exhibit 10.2

LIVE VENTURES INCORPORATED

2014 OMNIBUS EQUITY INCENTIVE PLAN

INCENTIVE STOCK OPTION AGREEMENT

THIS AGREEMENT made as of September 5, 2017 (the “Grant Date”), by and between Live Ventures Incorporated (the “Company”) and Michael J. Stein (the “Optionee”).

WITNESSETH:

WHEREAS, the Company has adopted and maintains the LiveDeal, Inc. 2014 Omnibus Equity Incentive Plan effective January 8, 2014 (the “Plan”), and

WHEREAS, the Committee has authorized the grant to the Optionee of an Option under the Plan, on the terms and conditions set forth in the Plan and as hereinafter provided,

NOW, THEREFORE, in consideration of the premises contained herein, the Company and the Optionee hereby agree as follows:

1.                  Plan. This Option award is made pursuant to the terms of the Plan which are incorporated herein by reference. Terms used in this Agreement which are defined in the Plan shall have the same meaning as set forth in the Plan.

2.                  Grant of Option. The Company hereby grants to the Optionee an option to purchase:

(a)               Option A: 4,000 of the Company’s Ordinary Shares (“Shares”) for an Option price per Share equal to $23.4100, which is not less than the fair market value on the date of the grant;

(b)               Option B: 4,000 of the Company’s Ordinary Shares (“Shares”) for an Option price per Share equal to $27.6000;

(c)               Option C: 4,000 of the Company’s Ordinary Shares (“Shares”) for an Option price per Share equal to $31.7400;

(d)               Option D: 4,000 of the Company’s Ordinary Shares (“Shares”) for an Option price per Share equal to $36.5010; and

(e)               Option E: 4,000 of the Company’s Ordinary Shares (“Shares”) for an Option price per Share equal to $41.9762.

The Option is intended by the Committee to qualify as an Incentive Stock Option as provided in Section 9 and the provisions hereof shall be interpreted on a basis consistent with such intent.

3.                  Exercise Period.

(a)               The Option shall be exercisable on or after vesting of the Option pursuant to the terms of the Plan and this Agreement.

(b)               All or any part of the Option may be exercised by the Optionee no later than the tenth (10th) anniversary of the Grant Date of the Option.

(c)               This Agreement and the Option shall terminate on the earlier of (i) the tenth (10th) anniversary of the Grant Date, or (ii) the date as of which the Option has been fully exercised.

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4.                  Vesting. Except as provided below and subject to the Optionee’s continuation of service with the Company during the vesting period, the Option shall vest and become exercisable pursuant to the following schedule:

(a)               Option A: 12 months from the Grant Date;

(b)               Option B: 24 months from the Grant Date;

(c)               Option C: 36 months from the Grant Date;

(d)               Option D: 48 months from the Grant Date; and

(e)               Option E: 60 months from the Grant Date.

5.                  Termination of Service. In the event of the Optionee’s Termination of Service with the Company, the provisions of Article VI of the Plan shall control.

6.                  Change in Control. Notwithstanding the foregoing upon a Change of Control, the Option shall automatically become fully vested and exercisable as of the date of such Change of Control.

7.                  Restrictions on Transfer of Option. This Agreement and the Option shall not be transferable otherwise than by will or by the laws of descent and distribution and the Option shall be exercisable, during the Optionee’s lifetime, solely by the Optionee.

8.                  Exercise of Option.

(a)               The Option shall become exercisable at such time as shall be provided herein or in the Plan and shall be exercisable by written notice of such exercise, in the form prescribed by the Committee, to the Secretary of the Company, at its principal office. The notice shall specify the number of Shares for which the Option is being exercised.

(b)               Shares purchased pursuant to the Option shall be paid for in full at the time of such purchase in cash.

9.                  Tax Status of Option.

(a)               Incentive Stock Option. This Option is intended to be an Incentive Stock Option within the meaning of Section 422(b) of the Code, but the Company does not represent or warrant that this Option qualifies as such. The Optionee should consult with the Optionee’s own tax advisor regarding the tax effects of this Option and the requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements. If at any time the Option shall fail or cease to meet the requirements of Section 422 of the Code, it shall automatically convert to a, and be treated as a, Nonqualified Option under the terms of the Plan.

(b)               Exercise Limitation. Options shall not be treated as Incentive Stock Options to the extent the aggregate Fair Market Value of the shares of Stock with respect to which the Optionee may exercise the Option for the first time during any calendar year, when added to the aggregate Fair Market Value of the shares subject to any other options designated as Incentive Stock Options granted to the Optionee under all stock option plans of Company prior to the Date of Option Grant with respect to which such options are exercisable for the first time during the same calendar year, shall exceed One Hundred Thousand Dollars ($100,000), as and only to the extent necessary to comply with the limitations under Code Section 422(d). For purposes of the preceding sentence, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of shares of stock shall be determined as of the time the option with respect to such shares is granted as required under Code Section 422(d).

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(c)               Notice of Disqualifying Disposition. The Optionee shall promptly notify the Company if the Optionee disposes of any of the shares acquired pursuant to the Option within one (1) year after the date of the Optionee exercises all or part of the Option or within two (2) years after the Grant Date of Option. Until such time as the Optionee disposes of such shares in a manner consistent with the provisions of this Agreement, unless otherwise expressly authorized by the Company, the Optionee shall hold all shares acquired pursuant to the Option in the Optionee’s name (and not in the name of any nominee) for the one-year period immediately after the exercise of the Option and the two-year period immediately after the Grant Date of the Option. At any time during the one-year or two-year periods set forth above, the Company may place a legend on any certificate representing shares acquired pursuant to the Option requesting the transfer agent for the Company’s stock to notify the Company of any such transfers. The obligation of the Optionee to notify the Company of any such transfer shall continue notwithstanding that a legend has been placed on the certificate pursuant to the preceding sentence.

10.              Regulation by the Committee. This Agreement and the Option shall be subject to the administrative procedures and rules as the Committee shall adopt. All decisions of the Committee upon any question arising under the Plan or under this Agreement, shall be conclusive and binding upon the Optionee and any person or persons to whom any portion of the Option has been transferred by will, by the laws of descent and distribution.

11.              Rights as a Shareholder. The Optionee shall have no rights as a shareholder with respect to Shares subject to the Option until certificates for Shares are issued to the Optionee.

12.              Reservation of Shares. With respect to the Option, the Company hereby agrees to at all times reserve for issuance and/or delivery upon payment by the Optionee of the Option price, such number of Shares as shall be required for issuance and/or delivery upon such payment pursuant to the Option.

13.              Delivery of Share Certificates. Within a reasonable time after the exercise of the Option the Company shall cause to be delivered to the Optionee, his or her legal representative or his or her beneficiary, a certificate for the Shares purchased pursuant to the exercise of the Option.

14.              Withholding. In the event the Optionee elects to exercise the Option (or any part thereof), the Company or an Affiliate shall be entitled to deduct and withhold the minimum amount necessary in connection with the issuance of Shares to the Optionee to satisfy its withholding obligations under any and all federal, state or local tax rules or regulations.

15.              Amendment. The Committee may amend this Agreement at any time and from time to time; provided, however, that no amendment of this Agreement that would materially and adversely impair the Optionee’s rights or entitlements with respect to the Option shall be effective without the prior written consent of the Optionee (unless such amendment is required in order to cause the Award hereunder to qualify as “performance-based” compensation within the meaning of Section 162(m) or be exempt from Code Section 409A, as interpreted by applicable authorities).

16.              Optionee Acknowledgment. Optionee acknowledges and agrees that the vesting of shares pursuant to this Option Agreement is earned only by continuing service with the Company. Optionee further acknowledges and agrees that nothing in the Agreement, nor in the Plan shall confer upon the Optionee any right to continue in the service of the Company, nor shall it interfere in any way with Optionee’s right or the Company’s right to terminate Optionee’s service at any time, with or without cause. Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. By executing this Agreement, the Optionee hereby agrees to be bound by all of the terms of both the Plan and this Agreement.

Signature Page Follows

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ATTEST: MICHAEL J. STEIN	LIVE VENTURES INCORPORATED

/s/ Michael J. Stein	By:/s/ Jon Isaac	9/12/17
9-11-17		Date
Date	Its: President and CEO

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SAMPLE

NOTICE OF EXERCISE

Live Ventures Incorporated Compensation Committee	Date of Exercise:

Ladies and Gentlemen:

This constitutes notice under my stock Option that I elect to purchase the number of Shares for the price set forth below.

Type of Option:	Incentive Stock Option

Grant Date:

Number of Shares as to which Option is exercised:

Certificates to be issued in name of:

Total exercise price:	$

Cash payment delivered herewith:	$

By this exercise, I agree (i) to execute or provide such additional documents as Live Ventures Incorporated (the “Company”) may reasonably require pursuant to the terms of this Notice of Exercise and the Company’s 2014 Omnibus Equity Incentive Plan (the “Plan”), and (ii) to provide for the payment by me to the Company (in the manner designated by the Company) of the Company’s withholding obligation, if any, relating to the exercise of this Option.

Very truly yours.

Michael J. Stein

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